Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of MabVax Therapeutics Holdings, Inc., does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q of MabVax Therapeutics Holdings, Inc. for the three and six months ended June 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MabVax Therapeutics Holdings, Inc.

Date: August 11, 2016	By:	/s/ J. David Hansen
J. David Hansen
Chief Executive Officer (Principal Executive Officer)

Date: August 11, 2016	By:	/s/ Gregory P. Hanson
Gregory P. Hanson
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.